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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE                                          JULY 24, 2000

Heilig-Meyers Announces the Appointment of Donald S. Shaffer as Chief Executive Officer
        Richmond, Virginia, (NYSE:HMY) Heilig-Meyers Company today announced that on Friday July 21, 2000, its Board of Directors appointed Donald S. Shaffer to the position of President and Chief Executive Officer. Mr. Shaffer, who joined the Company on April 1, 1999, as President and Chief Operating Officer, will replace William C. DeRusha, who has held the position of Chairman and Chief Executive Officer since 1986. The Company indicated that Mr. Shaffer would immediately assume this role.

           Heilig-Meyers is the Nation's largest retailer of home furnishings and related items. As of June 30, 2000, the Company operated 873 stores: 813 as Heilig-Meyers, 57 as The RoomStore and 3 as Homemakers. Visit the Company's retail web sites at www.heiligmeyers.com and www.roomstore.com. For the latest
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corporate news visit www.hmyco.com. For information concerning Mr. DeRusha's
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departure as Chairman and Chief Executive Officer, see the Company's Form 8-K
filed with the Securities and Exchange Commission. The Company's Form 8-K may be accessed at www.hymco.com.
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